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                                                                  Exhibit 10.53



                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is entered into as of February 1, 1999, between Kellstrom Industries, Inc., a Delaware corporation, having its principal place of business at 1100 International Parkway, Sunrise, FL 33323 (the "Company"), and Ami Zelcer, an individual (the "Employee").

                                    RECITALS

         The Company desires to provide for the employment of the Employee, and the Employee desires to accept such employment, on the terms and conditions set forth herein.

                               TERMS OF AGREEMENT

         In consideration of the above recitals and the mutual promises herein contained, the Company and the Employee hereby agree as follows:

         1. DEFINITIONS.

                  a. The "Board" shall mean the Board of Directors of the Company.

                  b. The "Effective Date" shall mean February 1, 1999.

                  c. The "Employment Period" shall mean the period commencing on the Effective Date and continuing until the four year anniversary of the Effective Date, unless earlier terminated in accordance with the terms of this Agreement.

                  d. The "Executive Committee" shall mean the Executive Committee of the Board of Directors of the Company.

                  e. "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

         2. EMPLOYMENT PERIOD. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company, for the duration of the Employment Period and pursuant to the other terms and conditions provided herein. This Agreement shall terminate at the end of the Employment Period, unless earlier terminated under Section 5 below.

         3. TERMS OF EMPLOYMENT.

                  (a) POSITION AND DUTIES. During the Employment Period the Employee shall serve as Vice President and General Manager -Rotables and Accessories Division of the Company. The Employee shall perform such duties as the Board or the Chief Executive Officer or other senior officers of the Company shall from time to time determine. In the performance of his duties, the Employee shall comply with the stated policies of the Company.



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                  (b) LOCATION. The principal place of employment of the
Employee shall be the principal offices of the Company in Sunrise, Florida.

                  (c) COMPENSATION.

                           (1) BASE SALARY. The Employee's annual salary (the
"Salary") shall be at the rate of $180,000 per annum for the duration of the Employee's employment hereunder. During the Employment Period, the Employee's salary may be reviewed and changed by the Board in its sole discretion, provided, however, that the Company shall not pay the Employee a Salary less than such amount. Any Salary payable hereunder shall be paid in regular intervals in accordance with the Company's payroll practices.

                           (2) ANNUAL COMPANY BONUS. Subject to subparagraph (F)
below, for each calendar year commencing with the year ending December 31, 1999, during which the Employee is employed by the Company:

                                    (A) if the Company has Net Income (as
hereinafter defined) for such year of an amount equal to the Company's target net income as determined in the sole discretion of the Board (or the Executive Committee) for such year (the "Target"), the Employee shall be entitled to a bonus in the amount equal to $80,000.

                                    (B) if the Company has Net Income for such
year more than the Target and less than 150% of the Target, the Employee shall be entitled to a bonus as calculated below:

                  B    =    $80,000 + [$80,000 x   (NI - T)]
                                                   --------
                                                      T
                  where:

                  B = the bonus earned in such year.

                  T = the Target for such year.

                  NI = the actual Net Income of the Company for such year as determined in accordance with GAAP.

                                    (C) if the Company has Net Income for such
year of 150% of the Target or more, the Employee shall be entitled to a bonus of $120,000.

                                    (D) if the Company has Net Income for such
year of less than 50% of the Target, the Employee shall not be entitled to a bonus.

                                    (E) if the Company has Net Income for such
year of at least 50% of the Target but less than the Target, the Employee shall be entitled to a bonus as calculated below:

                  B = $80,000 - [$80,000 x 2 x (T - NI)]
                                           ------------
                                                T
                  where:






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                  B = the bonus earned in such year.

                  T = the Target for such year.

                  NI = the actual Net Income of the Company for such year as determined in accordance with GAAP.

                                    (F) for any calendar year regarding which
the Employee is entitled to a bonus under the foregoing provisions of this clause (2) but during which year the Employee did not work the entire calendar year, unless otherwise provided herein, the Employee shall be entitled to a bonus equal to the product of the bonus, as calculated under the foregoing provisions, multiplied by a fraction, the numerator of which is the number of months during such calendar year that the Employee was employed with the Company and the denominator of which is twelve.

                           (3) SIGNING BONUS. The Employee shall be entitled to
a bonus of $50,000 payable upon the execution of this Agreement by both parties, and an additional $50,000 upon the Employee's sale of his residence in the State of New York, as evidenced by written documentation thereof reasonably satisfactory to the Company. Any amounts which shall have been paid to the Employee prior to the Effective Date pursuant to the previous sentence shall be immediately repaid to the Company by the Employee in the event that the Employee fails for any reason (other than the willful misconduct of the Company) to commence employment for the Company on the Effective Date in accordance with the terms and conditions of this Agreement.

                           (4) WITHHOLDING, ETC. The payment of any Salary and
bonus to the Employee shall be subject to all applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans.

                  (d) STOCK OPTIONS. Upon the commencement of the Employment Period, the Company shall cause to be granted to the Employee a non-qualified stock option to purchase 40,000 shares of the common stock, $.001 par value per share, of the Company (the "Common Stock"), at an exercise price per share equal to the fair market value of the Common Stock on the date of the grant, pursuant to an option agreement to be executed by the Company and the Employee. Such option shall vest as to 10,000 shares upon the Effective Date, and as to an additional 10,000 shares on each of the first, second and third yearly anniversaries of the Effective Date.

                  (e) BENEFITS. In addition to the compensation payable to the Employee as set forth in Section 3c above, during the Employment Period the Employee shall be eligible for similar incentive, stock option grants, savings, welfare (including without limitation medical and dental insurance) plans, practices, policies and programs applicable on or after the Effective Date to other employees of the Company as determined in the discretion of the Board (or the Executive Committee).

                  (f) VACATION. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the policies and practices applicable on or after the Effective Date to other employees of the Company, PROVIDED that the Employee shall be entitled to a minimum of three (3) weeks of paid vacation per full calendar year (pro rated if the Employee




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serves for less than the full calendar year). Vacation accrued but unused at the end of a calendar year may be carried over into the following calendar year or years, PROVIDED that unused vacation days shall be accrued up to a maximum of four weeks.

                  (g) HOLIDAYS AND SICK LEAVE. The Employee shall be entitled to all holidays that are prescribed by the Company's policies and practices. The Employee shall be entitled to six (6) days paid sick leave per year (pro rated if the Employee serves for less than the full calendar year). Unused sick leave days may not be carried over to the following calendar year or years.

                  (h) AUTOMOBILE. During the Employment Period, the Company shall make available to the Employee an automobile, or shall provide to the Employee an allowance for an automobile, in either case of a type or in the amount, as applicable, to be determined in the sole discretion of the Board (or the Executive Committee) for use by the Employee in connection with the performance of his duties hereunder. The Company shall pay or reimburse the Employee for all reasonable, documented expenses of insurance, maintenance and operation of such automobile.

                  (i) EXPENSES. The Company shall pay or reimburse the Employee for reasonable expenses incurred or paid by him during the Employment Period in the performance of his services under this Agreement upon presentation of expense statements or such other supporting information as may be required for other employees of the Company in accordance with the Company's policy.

                  (j) RELOCATION EXPENSES. The Company shall reimburse the Employee for reasonable, documented expenses incurred by the Employee to move himself, his family and his personal belongings to Florida in connection with the commencement of his employment hereunder, PROVIDED that in no event shall the total amount of such expenses for which the Company shall be responsible exceed $15,000.

                  (k) LOAN. The Company shall, on the Effective Date, loan to the Employee the sum of $150,000 (the "Loan"), which Loan shall be evidenced by a Promissory Note to be executed by the Employee. The Loan shall accrue interest at the applicable Federal rate in effect on the Effective Date under ss.1274 of the Internal Revenue Code of the United States, as amended. In the event of the termination of this Agreement at any time prior to the end of the Employment Period, the full principal amount of the Loan then outstanding, together with all accrued interest thereon, shall be immediately due and payable.

         4. EMPLOYEE'S OBLIGATIONS AND REPRESENTATIONS.

                  (a) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and to perform faithfully and efficiently the responsibilities assigned to the Employee by the Company.

                  (b) The Employee represents and warrants to the Company that there are no agreements or arrangements, whether written or oral, in effect which would prevent the Employee from rendering the service required of him hereunder to the Company during the Employment Period. The Employee further represents, warrants and agrees with the Company





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that as of the Effective Date he has not made and will not make during the
Employment Period any commitment or do any act in conflict with this Agreement, or take any action that might divert from the Company any opportunity which would be in the scope of any present or future business of the Company or any subsidiary thereof.

         5 TERMINATION.

                  (a) DEATH. This Agreement shall terminate automatically upon the Employee's death. If the Employee's employment is terminated by reason of the Employee's death, the Company shall have no further obligations to the Employee's legal representatives under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of his death.

                  (b) DISABILITY. If the Company determines in good faith that the Employee has a "disability" (as defined below), it may give the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt by the Employee of such notice. No such notice of termination by reason of disability shall be given until the Employee has experienced a period of two (2) consecutive months of disability and the disability is continuing. The notice of termination shall not be effective if the Employee returns to full-time performance of his duties prior to the expiration of the 30 day notice period. For purposes of this Agreement, "disability" shall mean a physical or mental condition which, two months after its commencement, is determined by a physician selected by the Company to be a total and permanent condition which substantially prevents the Employee from performing the services to be provided by him hereunder. The Employee shall be entitled to all compensation and benefits provided for under this Agreement during the two month waiting period for the disability determination and during the 30 day notice of termination period. In the event that the Company provides long-term disability benefits for the Employee, such benefits shall not commence until after the employment of the Employee has been terminated and the Company has ceased paying the Employee compensation pursuant to the foregoing sentence. If the Employee's employment is terminated by reason of the Employee's disability, this Agreement shall terminate without further obligations to the Employee or the Employee's legal representatives under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination.

                  (c) CAUSE. During the Employment Period, the Company may terminate the Employee's employment for "cause", as determined by the Board (or the Executive Committee) and as defined below. For purposes of this Agreement, "cause" shall mean:

                           (i) an act or acts of fraud, embezzlement or any
other act by the Employee that would constitute a felony under the laws of the State of Florida;

                           (ii) repeated violations by the Employee of his
obligations under Section 4a of this Agreement or a breach by the Employee of his representations or obligations under any of Sections 3a, 4b, 6, 7 or 8 of this Agreement;

                           (iii) the indictment of the Employee of a crime, if
the Company reasonably believes such indictment would impair the Employee's ability to perform his services under this Agreement;






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                           (iv) willful and gross misconduct by the Employee in
the performance of his duties hereunder; or

                           (v) the commission by the Employee of an act (other
than good faith exercise of business judgment in the exercise of his responsibilities pursuant to this Agreement) resulting in material damage to the Company.

If the Employee's employment is terminated for cause, this Agreement shall terminate without further obligations to the Employee under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination. The Employee shall not be entitled to any bonus in respect of the year of termination in the event the Employee's employment is terminated for cause pursuant to this Section 5c.

                  (d) INVOLUNTARY TERMINATION. Notwithstanding anything herein to the contrary, the Company shall have the right, at any time upon notice to the Employee, to terminate the Employee's employment. If during the Employment Period the Company terminates the Employee's employment other than for cause or disability it shall be deemed to be an involuntary termination and the Company shall pay to the Employee the following amounts:

                           (i) to the extent not theretofore paid, the Company
shall pay the Employee's Salary through the date of such involuntary termination and, when calculated, the pro-rated bonus (if any) as set forth in Section 3c(2)(F) above, in each case payable as and when such Salary and bonus (if any) would otherwise have been paid to the Employee; and

                           (ii) the Company shall pay in one cash lump sum an
amount equal to six (6) months salary as severance pay.

                  (e) GOOD REASON. During the Employment Period, the Employee may terminate his employment for "good reason" as defined below. For purposes of this Agreement, "good reason" shall mean:

                           (i) the assignment to the Employee of any duties
materially inconsistent with Employee's position, duties and responsibilities as set forth in Section 3a of this Agreement or any action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose (x) any isolated, insubstantial and inadvertent action by the Company which is not taken in bad faith, (y) the relocation of the Company after the Effective Date and (z) any action by the Company or any circumstances which are remedied by the Company within sixty (60) days of receiving written notice thereof by the Employee particularly describing the actions or circumstances; or

                           (ii) any failure by the Company to comply with any of
the provisions of Sections 3c through 3k of this Agreement regarding the Employee's compensation, benefits, vacation, holidays and sick leave other than an isolated, insubstantial and inadvertent action by the Company which is not taken in bad faith or any action of the Company or any circumstances which are remedied by the Company within sixty (60) days of receiving written notice thereof by the Employee particularly describing the actions or circumstances.

In the event that the Employee terminates his employment for good reason as defined in this Section 5e, the Employee shall be entitled to all payments and obligations set forth in Sections





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5d(1) and 5d(2) of this Agreement as if the Employee's employment had been involuntary terminated.

                  (f) VOLUNTARY TERMINATION. The Employee agrees to provide the Company with fifteen (15) days' written notice prior to voluntarily terminating his employment (other than for "good reason" as defined in Section 5e above). At the end of such 15 day period, this Agreement shall terminate automatically and the Company shall have no further obligations to the Employee under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination. The Employee shall not be entitled to any bonus in respect of the year of termination in the event the Employee's employment is terminated pursuant to this Section 5f. In addition, in the event that the Employee voluntarily terminates his employment hereunder prior to the one year anniversary of the Effective Date, the Employee shall immediately repay to the Company any amounts paid to the Employee pursuant to Section 3c(3) of this Agreement.

         6. CONFIDENTIALITY.

                  (a) ACKNOWLEDGMENT AND PURPOSES. The Employee acknowledges that during the Employment Period he will learn, develop and have access to Confidential Information relating to the business and affairs of the Company and its affiliates. As used in this Agreement, "Confidential Information" shall mean any and all trade secrets and other confidential information concerning the Company and/or its affiliates including, without limitation, information regarding the operations, future plans, projected and historical sales, marketing, costs, production, growth and distribution, customer lists, customer information, information relating to governmental relations and information relating to products or services of such companies, in each case whether patentable or not.

         The Company is engaged in a highly competitive business; its competitive position depends in great measure upon the ability to develop or acquire and maintain the confidentiality of Confidential Information; and it may have expended and is likely to continue to expend considerable efforts and resources in the development or acquisition of Confidential Information. Based upon the foregoing, the Employee recognizes that the unauthorized disclosure of Confidential Information in violation of the terms hereof is likely to result in serious and irrevocable harm to the Company.

                  (b) RESTRICTIONS ON THE USE OF CONFIDENTIAL INFORMATION. The Employee agrees and covenants as follows:

                           (i) All documents and other materials made or
compiled by or made available to the Employee prior to the date hereof or at any time hereafter, including during the Employment Period, by the Company or any of its affiliates and any copies thereof, whether or not containing Confidential Information, are and shall be the property of the Company or its affiliates and shall, at the request of the Company or its affiliates, be delivered to the Company or by the Employee immediately upon the conclusion of his engagement as an employee. Except as required in connection with the services to be performed hereunder, the Employee agrees not to remove from the premises of the Company or any of its affiliates, without permission, any papers or drawings belonging to the Company or its affiliates, including those prepared or worked on by him. The Employee will treat as trade secrets all Confidential Information acquired by him prior to the date hereof or at any time hereafter, including during the Employment Period, and shall not at any time use any Confidential Information for his own





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benefit nor disclose it or any part of it to any other person, firm or corporation not connected with the Company or its affiliates (a) without the prior written consent of the Company or (b) unless such disclosure is required by law or in response to a legal order or (c) unless such Confidential Information has become generally available to the public other than through the breach the Employee of the terms hereof.

                           (ii) All ideas, reports, and other creative works
conceived by the Employee during the Employment Period and relating to Confidential Information, shall be disclosed to the Company and shall be the sole property of the Company.

         7. NON-COMPETITION. The Employee agrees that during the Employment Period and for two (2) years thereafter (or, in the event of an involuntary termination by the Company pursuant to Section 5d of this Agreement, for one (1) year thereafter) he will not, anywhere in the world, directly or indirectly, engage or participate or make any financial investments in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business activity which directly or indirectly is in competition with any of the business operations or activities of the Company or any of its affiliates as of the date of termination of his employment, or which shall have been in competition with the Company or any of its affiliates during any time prior thereto. Nothing herein contained, however, shall restrict the Employee from making any investments in any company (but without otherwise participating in the activities of such company) whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, as long as such investment does not give him the right to control or influence the policy decisions of any such business or enterprise which is or might be directly or indirectly in competition with any of such business operations or activities of the Company or its affiliates.

         8. RESTRICTION ON SOLICITATION. The Employee agrees that during the Employment Period and for two (2) years thereafter he will not:

                  (i) directly or indirectly solicit, raid, entice or induce any employee of the Company or any of its affiliates to become an employee of any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of the Company or any of its affiliates or;

                  (ii) directly or indirectly approach any such employee for these purposes;

                  (iii) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action; or

                  (iv) directly or indirectly solicit, raid, entice or induce any person, firm or corporation who or which on the date hereof is, or at the time during his employment with the Company or any of its affiliates shall be, a customer of the Company or any of its affiliates, to become a customer for the same or similar products which it purchased from the Company or any of its affiliates, of any other person, firm or corporation, and the Employee shall not approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person.

         9. REMEDIES. The Employee hereby acknowledges that in the event of a breach or threatened breach by him of the provisions of Sections 6, 7 or 8 of this Agreement, the Company




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would suffer irreparable harm for which there would be no adequate remedy at law. Accordingly, the Employee agrees that in such event, in addition to any other remedies which the Company may have in law or in equity for money damages or other relief, the Company shall be entitled to temporary and/or injunctive relief, without the necessity of proving damages, to enforce the provisions hereof.

         10. SUCCESSORS. This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee. The Company may assign its rights and obligations hereunder, provided that the Company will require the assignee to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such assignment had taken place.

         11. BINDING ARBITRATION. In the event that the Company and the Employee cannot agree on an interpretation of any provision of this Agreement, or in the event that either of the parties fails to make any payments or otherwise fulfill any obligations required by the terms of this Agreement, the Company and the Employee agree to resolve any such dispute through arbitration in Broward County, Florida, under the then-current rules of the American Arbitration Association in the State of Florida.

         12. MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                  (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (c) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by facsimile transmission, delivered by overnight or other carrier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

                  If to the Company, to:

                  Kellstrom Industries, Inc.
                  1100 International Parkway
                  Sunrise, Florida 33323
                  Attn:  Chief Executive Officer
                  Telecopier:  (954) 858-2449

                  If to the Employee, to:

                  Ami Zelcer
                  Kellstrom Industries, Inc.
                  1100 International Parkway
                  Sunrise, Florida 33323

or to such other address as either party shall have furnished to the other in accordance herewith.





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                  (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (e) A party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

                  (f) This Agreement embodies the entire agreement between the Company and the Employee and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof.

         This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.




                         [signatures on following page]






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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                   KELLSTROM INDUSTRIES, INC.




                                   By: /s/ Zivi R. Nedivi
                                       -----------------------------------------
                                       Name:  Zivi R. Nedivi
                                       Title: President



                                   EMPLOYEE



                                   /s/ Ami Zelcer
                                   --------------------------------------------
                                   Ami Zelcer





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